EXHIBIT 10(cu)

PREMIUM PAYMENT AGREEMENT

THIS AGREEMENT, made this 1st day of January, 2001, by and
between NATIONAL WESTERN LIFE INSURANCE COMPANY (Insurer) and
American National Insurance Company (ANICO) provides as follows;

PURPOSE.  This agreement sets forth the terms and conditions for payment of premiums by ANICO to the Insurer with respect to coverage for employees of ANICO and their dependents under the Excess Benefit Plan number GH0002.

TERM.  The initial Term of this Agreement shall be one year from the 1st day of January, 2001 (Effective Date).  This Agreement may be
renewed annually for subsequent terms of one-year each, subject to the provisions of the Excess Benefit Plan and this Agreement.  Each such one-year term, including the first, is referred to in this Agreement as a Benefit Year.

DETERMINATION AND PAYMENT OF PREMIUMS

Payment.  All premiums under this Agreement shall be paid at the Home Office of the Insurer:  850 East Anderson Lane, Austin, TX  78752-1602.

Reimbursement Premium.  ANICO agrees to pay to the Insurer
Reimbursement Premiums equal to the sum of:
1.	The amount of benefits paid under the Excess Benefit Plan; and
2.	An amount (Retention Fee) determined by the product of the then applicable
        Retention Factor, as defined below, and the amount of such paid benefits.
It is understood and agreed that the obligation of ANICO shall be without regard to when such benefits are paid by the Insurer and shall continue so long as the Insurer has any obligation to pay such benefits.  It is further understood and agreed that termination of the Agreement or of the
Excess Benefit Plan shall not act to end ANICO’s liability hereunder.

All such Reimbursement Premiums shall be due as of the date of the monthly statement of account provided by the Insurer which will include:
1.	The amount due, if any; and
2.	A listing of each claim paid during the period for which such premiums are billed.

Maximum Annual Aggregate Liability.  Subject to the provisions of the Excess Benefit
Plan, ANICO’s obligation to pay Reimbursement Premiums is limited to 85%
of the Maximum Annual Aggregate Liability amount in such Plan.

Additional Reserve Premium.  The Insurer reserves the right to assess, and
ANICO agrees to pay, additional premiums which are deemed, in the sole opinion of the Insurer, to be necessary to maintain an adequate Reserve.  The
Insurer may make such assessments at any time while this Excess Benefit Plan is in force, by providing Notice to ANICO.  All such assessments shall be due as of the date of such Notice.

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Renewal Premium.  ANICO agrees to pay to the Insurer Renewal
Premiums in such amounts as may be determined by the Insurer.  It is under-
stood and agreed that the timely payment of such Renewal Premiums shall be a condition precedent to the renewal of the Excess Benefit Plan for each subsequent
Benefit Year.  The Insurer will provide Notice to ANICO of the amount of such Renewal Premiums, and all such Renewal Premiums shall be due as of the date of the Notice.

Grace Period.  The Grace Period of 31 days, as described in the Excess Benefit Plan, shall apply to all premiums, provided however, that the
Insurer agrees to accept Reimbursement Premiums if paid at the Home Office of the Insurer on or before 45 days after the date of the monthly statement of account.  If any such Reimbursement Premium is not paid within this 45 day period, the Excess Benefit Plan will automatically terminate as of the end of the Grace
Period.

Retention Factor.  The Retention Factor applicable to the initial Benefit Year of this Agreement is 12.5%, comprising a service fee of 10.0% and premium tax of 2.5%.  The Insurer reserves the right to change the
Retention Factor applicable to each subsequent Benefit Year by providing
Notice to ANICO.  All such changes shall take effect on the first day of each such Benefit Year.  If benefits are paid after the effective date of termination of the Excess Benefit Plan, with respect to claims incurred prior to such date, the applicable Retention Factor shall be that percentage in effect immediately prior to such date.

Indemnification.  In addition to any other reimbursement hereunder, ANICO hereby agrees to reimburse the Insurer for the amount of any benefits paid under the Excess Benefit Plan as the result of any settlement or judgement arising from an action at law or in equity against ANICO or the
Insurer.  ANICO further agrees to pay to the Insurer the Retention
Fee applicable at the time such payment is made.  ANICO further agrees to pay the amount of any penalties and extra-contract, punitive, exemplary and consequential damages awarded or agreed upon pursuant to any such settlement or judgement, and all expenses and costs of suit, including reasonable attorney’s fees.

Any requirements of ANICO that employees insured under the Excess Benefit Plan shall contribute to the cost of the insurance shall in no way limit the responsibility of ANICO for the payment of premiums hereunder.

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Refund of Reserves.  ANICO may elect to receive a full refund of the amount of the Reserve held for its account at any time after three months following the date the Excess Benefit Plan terminates, less the amount of any premium which is due and owing at such time.  Such election shall be in writing on a form provided by the Insurer for this purpose.  In the event that such election is made, ANICO expressly agrees that, not withstanding any provision contained in the Excess Benefit Plan to the contrary, the obligation of the Insurer to pay benefits under the Excess Benefit Plan shall terminate as of the date such refund is tendered by the Insurer.  If no such election is made, the Insurer shall be entitled to retain the entire amount of such Reserve for a period not to exceed 15 months following the date the Excess Benefit Plan terminates.

GENERAL PROVISIONS

Entire Contract.  This Agreement, together with the Excess Benefit Plan and the
Application of ANICO, forms the Entire Contract between the parties.  No modification or amendment of any of the above-stated documents shall be effective or enforceable against the Insurer unless evidenced in writing and signed by an officer of the Insurer.

Waiver.  The Insurer’s failure to strictly enforce any of the provisions of this Agreement or the Excess Benefit Plan shall not be construed to be a waiver, and shall not bar the subsequent enforcement of any such provision regardless of the number or similarity of prior events not so enforced.

Notice.  Any form of written communication sent by regular mail, postage prepaid, to the last address of ANICO, according to the records of the Insurer.

Law.  This Agreement shall be construed in accordance with the laws of the state of delivery.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.  A true and correct copy of this Agreement shall be as valid as the original.

INSURER:	NATIONAL WESTERN LIFE INSURANCE COMPANY

By:	/S/ Brian M. Pribyl

Title:	Senior VP

ANICO:	AMERICAN NATIONAL INSURANCE COMPANY

By:	/S/ Glenn C. Langley

Title:	Senior VP

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